UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2008

Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (I.R.S. Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        At the 2008 Annual Meeting of Stockholders of CIT Group Inc. (“CIT”) held on May 6, 2008, the stockholders of CIT approved certain amendments to the CIT Group Inc. Long-Term Incentive Plan (the “LTIP”), as described in CIT’s Proxy Statement on Schedule 14A for its 2008 Annual Meeting, filed with the Securities and Exchange Commission on March 25, 2008.

        The Board of Directors of CIT unanimously approved, subject to stockholder approval, the amendments to the Plan at its meeting on February 28, 2008. A copy of the amended and restated LTIP is attached hereto as Exhibit 10.1 and is incorporated into this filing by reference.

Section 8 — Other Events

Item	8.01. Other Events.

        This Current Report on Form 8-K includes as an exhibit a press release, dated May 6, 2008, reporting that the Board of Directors of CIT Group Inc. declared (a) a quarterly cash dividend in the amount of $0.3968750 per share on the Company’s Series A preferred stock in the aggregate amount of $5,556,250.00, payable on June 16, 2008 to holders of record on May 30, 2008, (b) a quarterly cash dividend in the amount of $1.2972500 per share on the Company’s Series B preferred stock in the aggregate amount of $1,945,875.00, payable on June 16, 2008 to holders of record on May 30, 2008, and (c) a quarterly cash dividend in the amount of $0.6076389 per share on the Company’s Series C preferred stock in the aggregate amount of $6,987,847.35, payable on June 16, 2008 to holders of record on May 30, 2008. The press release is attached as Exhibit 99.1.

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Item 9.01. Exhibits.

        (c) Exhibits

10.1	Amended and Restated CIT Group Inc. Long-Term Incentive Plan.
99.1	Press release issued by CIT Group Inc. on May 6, 2008.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT Group Inc.

Dated: May 12, 2008
	By:	/s/ Robert J. Ingato

Robert J. Ingato General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated CIT Group Inc. Long-Term Incentive Plan.
99.1	Press release issued by CIT Group Inc. on May 6, 2008.

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